UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

Kernel Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-39983	N/A
(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, 8th Floor - Suite 8078

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (646) 908-2659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share $0.0001 par value, and one-half of one redeemable warrant	KRNLU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the unit	KRNLP	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	KRNLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On February 5, 2021, Kernel Group Holdings, Inc., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated February 5, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-252105) for the Offering.

On August 3, 2023, at 9:00 a.m. ET, the Company held an extraordinary general meeting of its shareholders at https://agm.issuerdirect.com/krnl, pursuant to due notice (the “Shareholders Meeting”). At the Shareholders Meeting, the Company’s shareholders entitle to vote at the meeting cast their votes and approved a proposal to amend the Trust Agreement to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in an amendment to the Company’s Amended and Restated Memorandum and Articles of Association which was also approved by the Company’s shareholders at the meeting and which is described under Item 5.03 below, which description is incorporated herein by reference.

The foregoing summary of the amendment to the Trust Agreement is qualified by the full text of the Amendment No. 2 to Investment Trust Agreement dated August 3, 2023 by and between the Company and Continental included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has deposited an aggregate of $150,000 (the “Extension Payment”) into the trust account of the Company for its public stockholders, representing $0.02 per public share remaining outstanding after the redemptions described below, which enables the Company to further extend the period of time it has to consummate its initial business combination by one month from August 5, 2023 to September 5, 2023 (the “Extension”). The Extension is the first of up to six monthly extensions permitted under the Certificate of Amendment to the Company’s Amended and Restated Articles of Association filed with the Cayman Registrar following shareholder approval of the Extension at the Shareholders Meeting discussed in Items 5.03 and 5.07 of this report.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Memorandum and Articles of Association

As described in Item 5.03 below, which description is incorporated herein by reference, the shareholders of the Company approved the Amendment to the Amended and Restated Articles of Association of the Company at the August 3, 2023 Shareholders Meeting, and the Company subsequently filed the Amendment to the Amended and Restated Articles of Association with the Cayman Islands authorities.

Item 5.03. Articles of Incorporation or Bylaws.

The shareholders of the Company approved the Amendment to the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter Amendment”) at the August 3, 2023 Shareholders Meeting, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering that closed on February 5, 2021 (the “IPO”) which is currently August 5, 2023 unless extended.

The Charter Amendment allows the Company to extend the Termination Date by up to six (6) one-month extensions to February 5, 2024 (each of which we refer to as an “Extension”, and such later date, the “Extended Deadline”) provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day. To obtain each 1-month extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Fund with Continental the lesser of (x) $150,000 or (y) $0.04 per share for each of the Company’s publicly held shares outstanding as of the deadline prior to the extension (after giving effect to redemptions in connection with the approval of the Charter Amendment by the Company’s shareholders with respect to the first such extension), unless the closing of the Company’s initial business combination shall have occurred (the “Extension Payment”), in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

Following receipt of shareholder approval of the Charter Amendment and the Trust Amendment, the Company filed the Amendment to the Amended and Restated Articles of Association with Cayman Islands authorities. The foregoing summary is qualified by the full text of the Amendment to the Amended and Restated Articles of Association is included as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2023, at 9:00 a.m. ET, the Company held an extraordinary general meeting of its shareholders at https://agm.issuerdirect.com/krnl, pursuant to due notice. On the record date of June 29, 2023, the Company had 7,626,878 Public Shares entitled to vote at the Shareholders Meeting. At the Shareholders Meeting, holders of the Company’s shares (the “Shareholders”) voted on two of the three proposals presented, the Extension Amendment Proposal and the Trust Amendment Proposal each as described in the proxy statement dated July 21, 2023. The Shareholders entitled to vote at the general meeting cast their votes as described below:

Proposal 1- Extension Amendment Proposal

The Shareholders approved the proposal (the “Extension Amendment Proposal”) to change the structure and cost of the Company’s right to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s IPO from August 5, 2023 by up to six (6) one-month extensions to February 5, 2024 provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day. The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,088,532	476,104	–	–

Proposal 2 - Trust Amendment Proposal

The Shareholders approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental was amended to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in the Charter Amendment approved in the Extension Amendment Proposal The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,088,532	476,104	–	–

Proposal 3 – Adjournment Proposal

The third proposal to adjourn the Shareholder Meeting (the “Adjournment Proposal”), was not presented at the Shareholders Meeting since the Extension Amendment Proposal and the Trust Amendment Proposal received sufficient favorable votes to be adopted.

Item 7.01. Regulation FD Disclosure.

A press release describing the results of the Shareholders Meeting and the Company’s intention to obtain the Extension to the Termination Date is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Shareholders Meeting, holders of 1,310,929 of the Company’s Class A ordinary shares (the “Public Shares”) exercised their right to redeem those shares for cash at an approximate price of $10.44 per share, for an aggregate of approximately $13.7 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $65.9 million before the Extension Payment.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amendment to the Amended and Restated Articles of Association of the Company dated August 3, 2023.
10.1	Amendment No. 2 to Investment Management Trust Agreement dated August 3, 2023 by and between the Company and Continental Stock Transfer and Trust Company.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERNEL GROUP HOLDINGS, INC.

Date: August 4, 2023	By:	/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer